Exhibit 10.5

WIRELESS XCESSORIES GROUP CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

This Confidentiality and Non-Solicitation Agreement (the “Agreement”) is entered into as of this day, month ,year , by and between Wireless Xcessories Group, Inc. (hereinafter, the “Company”) with its principal offices at 1840 County Line Road, Huntingdon Valley, PA 19006 and (“Employee”). Each of the Company and the Employee are hereinafter sometimes referred to as a “Party” and collectively, the “Parties”.

WHEREAS, the Company is in the business of distributing and selling wireless phones and related accessories to resellers, dealers, distributors and Network Airtime carriers and selling websites and E-Commerce stores to wireless related dealers.

WHEREAS, the Company wishes to retain Employee and the Employee wishes to be or remain employed by the Company in accordance with the terms of this Agreement;

WHEREAS, the company will be acquiring, making use of or adding to the Confidential Information (as defined below), which Confidential Information is of a special and unique nature to the Company and extremely valuable to the Company in the operations of its business: and

WHEREAS, in consideration of the Company’s new or continuing employment of the Employee and the compensation structure agreed between the Parties concurrently herewith, the Parties hereto desire to keep confidential Information confidential and restrict the Employee’s ability to use the Confidential information or knowledge and training gained as an Employee of the Company to sell or solicit, or assist others in selling or soliciting, business from Company’s Customers or potential Customers, or to damage or interfere with the Company’s Business;

NOW THEREFORE, in consideration of the mutual premises contained herein, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. DEFINITIONS.

a. The term “Customer” means any Person to which the Company (i) has provided services or sold products to (A) at any time prior to or during the course of the Employee’s employment with the Company or (B), if Employee’s employment with the Company is less than 12 months, within the 12- month period prior to Employee’s termination date: or (ii) within the 12 month period prior to Employee’s termination date (X) is or has marketed to or solicited sales of products or services (Y) has negotiated or is negotiating the terms of a business arrangement or sale of products or services, or; (Z) has submitted or has initiated the process of submitting a bid or otherwise communicated with in an effort to obtain an engagement to provide services or products sold by the Company.

b. The term "Confidential Information means, collectively, the Company’s trade secrets, as they may exist from time to time, including the identity of the Company’s current Customers, former Customers and potential Customers (in each case including the Company’s contact person at the Customer location), identity of the Company’s and its affiliates’ employees, information concerning the Company’s products, inventory, programs, technical information, procurement and sales activities and

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WIRELESS XCESSORIES GROUP CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

procedures, business plans, practices and strategies, marketing plans and strategies, promotion, selling prices and pricing techniques, and credit and financial data.

c. The term “Person” means any individual, trust, partnership, corporation, Limited-liability Company, association, or other entity.

2. NON-COMPETITION:

a. During the term of Employee’s employment and for a period of 12 months after the termination thereof (the “Restricted Period”), Employee agrees that neither Employee nor any person acting on Employee’s behalf shall either directly or indirectly, whether as principal, agent, partner, officer, director, employee, joint venturer, corporate shareholder, or otherwise for the benefit of any person, including, but not limited to, any competitor listed on Schedule A (as such may be amended from time to time by the Company without the consent of the Employee; provided the Company give the Employee a copy of such amendment within a reasonable time following each such amendment) except for its activities performed on behalf of the Company:

i. Call on or solicit, make contact with, deal with or otherwise become involved in any transaction with, Customers or any successor to a Customer (the “Client Entities”), for the purpose of selling or distributing to any of the Client Entities, any product or service comparable to or in any way competitive with products or services developed, sold and/or distributed by the Company or in any way, directly or indirectly, for itself or on behalf of any other Person solicit, divert or take away any business of any of the Client Entities from the Company.

ii. Either directly or indirectly: (A) compete with the Business of the Company or its Affiliates anywhere within the 48 contiguous states of the United States and the District of Columbia; (B) solicit or attempt to solicit, sell or attempt to sell or otherwise market or attempt to market products or services either sold or marketed by the Company or which compete with the products or services of the Company as a distributor or wholesaler (but not as a retailer) within the 48 contiguous states of the United States and the District of Columbia to any Person; (C) solicit or attempt to solicit any business in competition with the products or services offered by the Company to any Customer of the Company or (D) hire or engage any employee of the Company or solicit any such employee to terminate his/her employment or business relationship with the Company.

iii. Either for his own accounts or on behalf of any other Person, without prior written approval from the Company, directly or indirectly, own, share in the earnings of, or invest in the stock, bonds, or other securities of any Person, which shall do or attempt to do any of the prohibited activities described in Section 2.a (I) and (ii) above, except investment in stocks, bonds or other securities which meets all of the following criteria: (A) such stock, bonds or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act or are securities of open end investment companies; (B) such investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of bonds or other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment is not made in an attempt to circumvent the restrictions set forth in Section 2.a(i) and (ii) above.

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WIRELESS XCESSORIES GROUP CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

b. It is understood by and between the Parties to this Agreement that the aforesaid covenants are an essential element of this Agreement and the continued employment of Employee and offering of a compensation structure, and that, but for the agreement of Employee to comply with such covenants, the Company would not have agreed to the terms of this Agreement or the continued employment and compensation structure. Such covenants by Employee shall be construed as an agreement independent of any other agreement between the Parties. The existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or any other agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Employee also agrees that no effort shall be made to circumvent the terms of this Agreement in an effort to gain fees, commissions, remunerations or considerations to the benefit of Employee to the exclusion of the Company.

c. In addition to all other legal remedies available to the Company for enforcement of the above covenants, the Parties agree that the Company shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. In addition, if the Company prevails in any suit under this Agreement, Employee will reimburse the Company for its expenses incurred in connection with such a suit, including its attorneys’ fees and costs.

d. The Parties to this Agreement agree that, if any arbitrators or court of competent jurisdiction determines the specified time period or the specified geographical area of application to be unreasonable, arbitrary or against public policy, then such time period and/or geographical area will be reduced only to the extent necessary to cure such unreasonableness, arbitrariness or other invalidity. The Parties to this Agreement agree and acknowledge that they are familiar with the present and proposed operations of the Company and believe that the restrictions set forth herein are reasonable with respect to its subject matter, duration and geographical application.

e. Employee agrees that if it should breach any of the covenants above, the restricted period shall be extended by the length of time during which the Employee is in breach of any such covenants.

f. The provisions of Section 2a (i) and (ii) above may be waived, in part or fully, by the Company at its option, but only if such waiver is reduced to writing and executed on behalf of the Company.

3. NON-DISCLOSURE.

Employee acknowledges that the confidential information and all of its elements are valuable, special and unique assets of the Company. In light of the highly competitive nature of the industry in which the Company’s business is conducted, Employee agrees that neither Employee nor any individual acting on Employee’s behalf shall either directly or indirectly, disclose any Confidential Information to any Person for any reason or purpose whatsoever, except as necessary in the performance if Employee’s duties as an employee of the Company. Employee further agrees that neither Employee nor any person acting on Employee’s behalf shall make use of any Confidential Information (other than information which the Company places in the public domain) for its own purposes or for the benefit of any Person other than the Company under any circumstances.

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WIRELESS XCESSORIES GROUP CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

4. REPRESENTATIONS:

Employee represents and warrants that it has all necessary power and authority to enter into this Agreement and that the terms of this Agreement are not inconsistent with, or do not violate, any obligations, either contractual or otherwise, which Employee may have with or to any other party, and that this Agreement is enforceable against Employee in accordance with its terms. Employee further represents and warrants that it has had the opportunity to consult with legal counsel concerning the terms of this Agreement and has found the terms to be reasonable and that it understands that its continued employment with the Company and structure are each consideration for the execution of this agreement.

5. MISCELLANEOUS:

a. This Agreement when signed by the Company and Employee constitutes the entire Agreement between the Company and Employee with respect to the subject matter hereof (all prior negotiations, statements and agreements having been merged herein and therein), and neither Party shall be bound by any requirements, conditions or warranties, express or implied, not specifically stated herein or therein.

b. The Parties agree that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles.

c. Any notices to be served upon the Parties may be made by personal delivery, by a reputable overnight delivery service, by facsimile or by certified mail return receipt requested, postage prepaid at the following addresses or fax numbers:

To the Company:	Stephen Rade,
Wireless Xcessories Group, Inc.
1840 County Line Road
Huntingdon Valley, PA 19006

To the Employee:

Notices shall be deemed delivered when personally delivered or posted as set forth above.

d. If any term or provision contained herein is invalid or unenforceable to any extent, then the remainder of this Agreement shall continue in effect and be enforceable to the fullest extent provided by law.

e. Employee shall not assign this Agreement, whether by operation of law or otherwise, without the prior written consent of the Company.

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WIRELESS XCESSORIES GROUP CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

f. Except for the Company’s ability to amend Exhibit A, no other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing signed by the Party against whom enforcement of the change, modification, discharge or abandonment is sought.

g. If any material provision of this Agreement is declared invalid or contrary to law by any court, governmental agency, body or tribunal, the Company may terminate this Agreement upon 30 days’ prior written notice to the Employee. If this Agreement is not terminated pursuant to the previous sentence, the remaining provisions of this Agreement shall remain in full force and effect.

h. Any failure by a Party hereto to exercise any of its rights hereunder shall not be construed as a waiver of such rights, nor shall any failure preclude exercise of such rights at any later time.

i. Employee agrees to deliver promptly to the Company on the termination of his or her employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, client lists, Customer lists and other documents (and all copies there-of in whatever medium they may be recorded or stored) relating to the Company’s business and all property associated therewith, which Employee may then possess or have under Employee’s control.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date and year set forth above.

By:______________________________________ Date:________

Kathleen Garland/Human Resource Manager

Employee:________________________________ Date:________

Printed Name

Employee:________________________________ Date:________

Signature

By signing this agreement, you are restricting your ability to use in any way company and customer pricing and other confidential info generated by you or the company, and you are restricted from earning income or competing with WIRX directly or indirectly or from the specific competitors listed on Schedule A and all other direct competitors that may go into business while this agreement is in force.

1. Were you given advanced notice of Wireless Xcessories Group Confidentiality and Non-Solicitation Agreement prior to your start date? Y / N_____	_______Initials

2. Have all of your questions or objections been asked and answered? Y / N _____	_______Initials

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